As filed with the Securities and Exchange Commission on April 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1013909
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town, Grand Cayman

Cayman Islands

KY1-9008

(Address of Principal Executive Offices) (Zip Code)

SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan

SMART Global Holdings, Inc. 2018 Employee Share Purchase Plan

(Full Title of the Plans)

Anne Kuykendall

Vice President, General Counsel,

and Secretary

SMART Global Holdings, Inc.

39870 Eureka Drive

Newark, CA 94560

(510) 623-1231

(Name and Address of Agent for Service) (Telephone Number, including Area Code, of Agent for Service)

With copies to:

Mark Bekheit Richard Kim Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600	Anne Kuykendall Vice President, General Counsel, and Secretary SMART Global Holdings, Inc. 39870 Eureka Drive Newark, CA 94560 (510) 623-1231

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) by SMART Global Holdings, Inc. (the “Registrant”) for the purpose of registering an aggregate of 2,077,789 additional ordinary shares of the Registrant, $0.03 par value per share (the “Shares”), for issuance under the Registrant’s Amended and Restated 2017 Share Incentive Plan (as amended, the “2017 Plan”) and 2018 Employee Share Purchase Plan (the “ESPP”), comprised of: (i) 1,215,109 Shares under its 2017 Plan pursuant to Section 4(a) thereof, which provides for an annual increase in the number of shares reserved for issuance under the 2017 Plan; (ii) 262,680 Shares that became available for issuance under the 2017 Plan as a result of forfeitures of outstanding awards pursuant to Section 4(a) of the 2017 Plan; and (iii) 600,000 Shares under its ESPP pursuant to Section 3(b) thereof, which provides for an annual increase in the number of shares reserved for issuance under the ESPP.

Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on June 8, 2017 (Registration No. 333-218605), November 13, 2017 (Registration No. 333-221534), March 23, 2018 (Registration No. 333-223880), September 20, 2018 (Registration No. 333-227449), March 28, 2019 (Registration No. 333-230578), November 6, 2019 (Registration No. 333-234541), October 22, 2020 (Registration No. 333-249619), July 6, 2021 (Registration No. 333-257724) and April 6, 2022 (Registration No. 333-264150) to the extent not modified or replaced hereby or by any subsequently filed document, which is incorporated by reference herein or therein (collectively, the “Prior Registration Statements”). The Shares being registered pursuant to this Registration Statement are the same class as other securities for which the Prior Registration Statements relating to the 2017 Plan and ESPP were filed with the Commission.

Item 8. Exhibits

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number	Description	Filed Herewith	Form	Date	Exhibit Number	File Number

4.1	Second Amended and Restated Memorandum and Articles of Association of SMART Global Holdings, Inc.		10-Q	04/07/2020	3.1	001-38102

5.1*	Opinion of Walkers (Cayman) LLP	X

23.1*	Consent of Independent Registered Public Accounting Firm of SMART Global Holdings, Inc.	X

23.2*	Consent of Walkers (Cayman) LLP (included in Exhibit 5.1)	X

24.1*	Power of Attorney (included on the signature page of this Registration Statement)	X

99.1	SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan		10-Q	06/29/2017	10.1	001-38102

99.2	Amendment to the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan		DEF 14A	12/14/2018	Exhibit A	001-38102

99.3	Second Amendment to the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan		DEF 14A	12/21/2020	Exhibit A	001-38102

99.4	SMART Global Holdings, Inc. 2018 Employee Share Purchase Plan		DEF 14A	12/15/2017	Appendix A	001-38102

107.1*	Calculation of Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, SMART Global Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on April 4, 2023.

SMART Global Holdings, Inc.

By:	/s/ Anne Kuykendall
Anne Kuykendall

Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Mark Adams, Ken Rizvi and Anne Kuykendall as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable SMART Global Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark Adams Mark Adams	President, Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2023

/s/ Ken Rizvi Ken Rizvi	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2023

/s/ Penelope Herscher Penelope Herscher	Chairperson of the Board of Directors	April 4, 2023

/s/ Randy Furr Randy Furr	Director	April 4, 2023

/s/ Bryan Ingram Bryan Ingram	Director	April 4, 2023

/s/ Sandeep Nayyar Sandeep Nayyar	Director	April 4, 2023

/s/ Mark Papermaster Mark Papermaster	Director	April 4, 2023

/s/ Maximiliane Straub Maximiliane Straub	Director	April 4, 2023